Exhibit 99.1

PRESS RELEASE

Contact Information:

David R. O’Reilly

Chief Financial Officer

(214) 741-7744

David.OReilly@howardhughes.com

THE HOWARD HUGHES CORPORATION® REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Dallas, TX, February 23, 2017 – The Howard Hughes Corporation  ® (NYSE: HHC) (the “Company”) announced operating results for the fourth quarter ended December 31, 2016. The attached financial statements, exhibits and reconciliations of non-GAAP measures provide the details of these results.

Fourth Quarter Highlights:

•	Net income attributable to common stockholders was $43.6 million or $1.02 per diluted share.
•	Adjusted net income was $72.1 million or $1.69 per share, an increase of $19.7 million or $0.46 per share compared to the fourth quarter of 2015.
•	Increased Operating Asset NOI to $38.0 million, an increase of $10.2 million compared to the fourth quarter of 2015.
•	Increased MPC residential land sales to $49.0 million, an increase of $9.6 million compared to the fourth quarter of 2015.
•	At Ward Village in Honolulu, delivered our first condominium tower, Waiea, with approximately 92% of the 174 units contracted for sale.
•	Received approval for a $90.0 million tax increment financing for Downtown Columbia’s master plan.
•	Acquired One Mall North, a 100% leased, 97,500 square foot office building for $22.2 million and American City Building for $13.5 million, both in Columbia, Maryland.
•	Sold Park West for net cash proceeds of $32.5 million, unlocking a $17.6 million tax benefit and allowing us to recycle our capital and invest in higher return opportunities within our core assets.
•	Ended the year with net debt to total market capitalization of 36.8%, and a cash balance of $665.5 million.

“In the fourth quarter, The Howard Hughes Corporation showed significant progress across our three business segments as we saw significant growth with increased Operating Asset NOI, increased MPC residential land sales and meaningful progress in our strategic developments with the delivery of our first residential building in Ward Village, Waiea,” said David R. Weinreb, Chief Executive Officer. “We are creating value across our portfolio every day, as we continue to transform our strategic developments into revenue generating assets, converting our assets into  a predominantly revenue-generating portfolio. Additionally, I am pleased with our capital recycling activity, both during and subsequent to the quarter, with the sale of non-core assets and acquisitions that complement our holdings in Downtown Columbia. Further, we are pleased with our conservative financial position with a cash balance of over $665 million, which is well in excess of our unfunded development commitments.”

Fourth Quarter Financial Results

	Three Months Ended December 31,		Year ended December 31,
(In thousands, except per share amounts)	2016	2015	2016	2015
Net income (loss) attributable to common stockholders	$43,595	$25,881	$202,303	$126,719

Basic income per share	$1.10	$0.65	$5.12	$3.21

Diluted income per share	$1.02	$0.59	$4.73	$1.60

Adjusted net income	$72,109	$52,431	$332,340	$138,323

Adjusted income per share	$1.69	$1.23	$7.78	$3.24

As we complete and place our developments into service, non-cash depreciation and amortization expense associated with these cash-generative commercial real estate properties has become a material component of our net income. Adjusted net income is a non-GAAP measure that excludes depreciation and amortization expense, provision for impairment, non-cash warrant liability gains and losses, gain on acquisition of our joint venture partner’s interest and gains or losses on sales of operating properties. For additional information, please see the reconciliation of Adjusted net income to Net Income (loss) attributable to common stockholders in the Supplemental Information contained on page 8 of this earnings release.

Business Segment Operating Results

Operating Assets Segment Highlights

	Three Months Ended December 31,		Year ended December 31,
(In thousands)	2016	2015	2016	2015
Retail, Office, Multi-family and Hospitality NOI (a)	$37,311	$29,746	$134,832	$116,160

Operating Assets EBT	5,761	(2,570)	$(19,132)	$(9,902)

Adjusted Operating Assets EBT	$30,229	$24,550	$111,148	$91,595

(a)

Includes our share of NOI from our non-consolidated equity method ventures (our “income-producing Operating Assets”).  These amounts exclude NOI from properties that are substantially closed for redevelopment and properties sold during the periods.

Net operating income (“NOI”) from our income-producing Operating Assets is presented in our Supplemental Information to this earnings release. For a reconciliation of Operating Assets NOI to Operating Assets earnings before taxes (“EBT”), Operating Assets EBT to GAAP-basis net income (loss) and Adjusted net income to Net income, please refer to the Supplemental Information contained in this earnings release.

We calculate Adjusted Operating Assets EBT, which excludes depreciation and amortization and development-related demolition, marketing costs and provision for impairment, as they do not represent operating costs for stabilized real estate properties.

Operating assets EBT increased $8.4 million to $5.8 million, compared to ($2.6) million for the fourth quarter 2015.

The increase in NOI from income-producing Operating Assets in the fourth quarter 2016 compared to the fourth quarter 2015 is primarily driven by the continued stabilization of our recently developed and placed in service office properties and our two recently opened hotels in The Woodlands. The increase in NOI from income-

producing Operating Assets in the year ended December 31, 2016 compared to the same period in the prior year is primarily due to Downtown Summerlin and the openings of the ONE Summerlin office building and two multi-family properties in The Woodlands in 2015.

Master Planned Communities Segment Highlights

Generally, MPC revenues fluctuate during the year; therefore, a better measurement of performance is the full year impact instead of quarterly results.

A Summary of our MPC segment is shown below. For additional detail, please refer to pages 10 - 13 of this release.

Summary of MPC Residential Land Sales Closed for the Three Months Ended December 31,

	Land Sales		Acres Sold		Price per acre
($ In thousands)	2016	2015	2016	2015	2016	2015
Bridgeland
Residential	$6,917	$2,510	18.8	7.2	$368	$349
Summerlin
Residential	24,551	29,175	35.6	61.0	690	478
The Woodlands
Residential	17,529	7,693	30.8	11.7	569	658
Total residential land sales closed in period	$48,997	$39,378	85.2	79.9

Summary of MPC Residential Land Sales Closed for the Year Ended December 31,

	Land Sales		Acres Sold		Price per acre
($ In thousands)	2016	2015	2016	2015	2016	2015
Bridgeland
Residential	$20,474	$10,856	55.0	28.4	$372	$382
Summerlin
Residential	110,708	114,509	239.1	198.4	463	577
The Woodlands
Residential	31,960	32,441	57.1	48.7	560	666
Total residential land sales closed in period	$163,142	$157,806	351.2	275.5

Residential land sales closed in our MPC segment for the three months ended December 31, 2016 increased $9.6 million or 24.4% to $49.0 million, compared to $39.4 million for the same period in 2015 primarily due to increased sales velocity at The Woodlands and Bridgeland MPCs, offset by fewer sales at our Summerlin MPC.   Residential land sales closed in our MPC segment for the year ended December 31, 2016 increased $5.3 million or 3.4% to $163.1 million compared to $157.8 million for the same period in 2015. Land sales revenue of $215.3 million recognized for the year ended December 31, 2016 included $33.4 million in revenue from closings in prior periods which was previously deferred and that met criteria for recognition in the current year.

Land development in the fourth quarter 2016 at The Summit, our joint venture with Discovery Land in our Summerlin MPC, continued on schedule based upon the initial plan. For the three months ended December 31, 2016, 22 custom residential lots had closed resulting in the recognition of $20.9 million Equity in earnings in Real Estate and Other Affiliates. As of December 31, 2016, contracted sales since inception are $226.4 million of which $184.9 million had closed.

Strategic Developments Segment Highlights

We have condominiums for sale in Ward Village across five condominium projects, four of which are under construction: Waiea, Anaha, Ae`o, and Ke Kilohana. These four projects have a total unit count of 1,381, of which 1,109 were under contract as of December 31, 2016, leaving the total number of unsold units under construction at 272.

Ward Village Towers Under Construction as of December 31, 2016
($ in millions)	Total Units	Under Contract	Percent of Units Sold	Total Projected Costs		Costs Incurred to Date	Estimated Completion Date
Waiea	174	160	92.0%	$414.2		$352.9	Q1 2017	(a)
Anaha	317	298	94.0%	401.3		209.5	Q3 2017
Ae`o	466	265	56.9%	428.5	(b)	66.6	Q4 2018
Ke Kilohana	424	386	91.0%	218.9		17.9	2019
Total under construction	1,381	1,109	80.3%	$1,462.9		$646.9

(a)	Waiea opened and customers began occupying units in November 2016. We closed on 143 units as of January 27, 2016.
(b)	Includes project costs for our flagship Whole Foods Market located on the same block.

The increase in condominium rights and unit sales for the quarter and year ended December 31, 2016 as compared to the same periods in 2015 is primarily related to revenue recognition at our Anaha condominium project for which we began recognizing revenue in the second quarter 2015. As condominium projects advance towards completion, revenue is recognized on qualifying sales contracts under the percentage of completion method of accounting. All development cost estimates presented herein are exclusive of land costs.

For a more complete description of the status of our developments, please refer to “Item 7. - Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2016.

Balance Sheet and Other Quarterly Activity

As of December 31, 2016, our debt equaled approximately 42.3% of our total assets and 36.8%  of our total market capitalization. We finished the year with approximately $665.5 million of cash on hand. This balance is higher than in previous periods as a  result of end of year cash inflows relating to proceeds from our sale of our non-core Park West asset; a distribution of cash from our joint venture in Summerlin, The Summit; and proceeds from closings of condominium units at Waiea in our Ward Village urban master planned community.

We have focused almost exclusively on obtaining non-recourse* debt for both our construction financing and long-term fixed rate mortgage financing and have limited cross-collateralization across the portfolio. Our low-leverage, with  a focus on project specific financing, insulates us against potential downturns and provides us with the ability to evaluate new opportunities. During the quarter, we completed a $142.7 million partial recourse construction loan for Ke Kilohana and a $230.0 million non-recourse construction loan for Ae`o, both initially maturing in December 2019. We also amended and restated our financing for The Woodlands Resort & Conference Center with a $70.0 million mortgage and modified our construction financing for Hughes Landing Retail to $35.0 million with an extended initial maturity date of December 2036 (previously December 2018).

Subsequent to quarter end in January 2017, we closed on a non‑recourse financing totaling $25.0 million at 4.48% interest, replacing the $23.0 million construction loan on the Columbia Regional Building. We also amended and restated our $80.0 million non-recourse mortgage financing for the 10-60 Columbia Corporate Center office buildings with a $94.5 million loan at LIBOR plus 1.75% with an initial maturity May 2020 maturity date. This amendment also provided $14.5 million to purchase One Mall North, a 97,500 square foot office building in Columbia, Maryland.

*Non-recourse debt means that the debt is non-recourse to The Howard Hughes Corporation but is collateralized by a real estate asset and/or is recourse to the subsidiary entity owning such asset.

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Our properties include master planned communities, operating properties, development opportunities and other unique assets spanning 14 states from New York to Hawai‘i. The Howard Hughes Corporation is traded on the New York Stock Exchange under HHC with major offices in New York, Columbia, MD, Dallas, Houston, Las Vegas and Honolulu. For additional information about HHC, visit www.howardhughes.com or find us on Facebook,  Twitter,  Instagram, and LinkedIn.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize”, “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

THE HOWARD HUGHES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2016	2015	2016	2015
Revenues:

Condominium rights and unit sales	$123,021	$104,922	$485,634	$305,284
Master Planned Community land sales	68,150	48,462	215,318	187,399
Minimum rents	45,013	40,808	173,268	150,805
Builder price participation	5,755	6,561	21,386	26,846
Tenant recoveries	11,222	8,468	44,330	39,542
Hospitality revenues	16,126	10,118	62,252	45,374
Other land revenues	4,009	3,748	16,232	14,803
Other rental and property revenues	5,250	6,306	16,585	27,035
Total revenues	278,546	229,393	1,035,005	797,088

Expenses:
Condominium rights and unit cost of sales	81,566	64,859	319,325	191,606
Master Planned Community cost of sales	29,599	20,259	95,727	88,065
Master Planned Community operations	11,919	12,612	42,371	44,907
Other property operating costs	18,465	18,292	65,978	72,751
Rental property real estate taxes	5,737	4,462	26,847	24,138
Rental property maintenance costs	3,175	1,974	12,392	10,712
Hospitality operating costs	11,980	8,101	49,359	34,839
Provision for doubtful accounts	1,035	948	5,664	4,030
Demolition costs	994	660	2,212	3,297
Development-related marketing costs	6,598	5,990	22,184	25,466
General and administrative	25,083	24,250	86,588	81,345
Depreciation and amortization	24,618	27,420	95,864	98,997
Total expenses	220,769	189,827	824,511	680,153

Operating income before other items	57,777	39,566	210,494	116,935

Other:
Provision for impairment	—	—	(35,734)	—
Gain on sale of 80 South Street Assemblage	—	—	140,549	—
Other income, net	1,595	625	11,453	1,829
Total other	1,595	625	116,268	1,829

Operating income	59,372	40,191	326,762	118,764

Interest income	459	70	1,359	586
Interest expense	(17,096)	(16,601)	(65,724)	(59,744)
Warrant liability (loss) gain	(2,780)	870	(24,410)	58,320
Gain on acquisition of joint venture partner's interest	—	—	27,088	—
(Loss) gain on disposal of operating assets	(1,117)	—	(1,117)	29,073
Equity in earnings from Real Estate and Other Affiliates	21,118	557	56,818	3,721
Income before taxes	59,956	25,087	320,776	150,720
(Provision) benefit for income taxes	(16,361)	794	(118,450)	(24,001)
Net income	43,595	25,881	202,326	126,719
Net income attributable to noncontrolling interests	—	—	(23)	—
Net income attributable to common stockholders	$43,595	$25,881	$202,303	$126,719

Basic income per share:	$1.10	$0.65	$5.12	$3.21

Diluted income per share:	$1.02	$0.59	$4.73	$1.60

THE HOWARD HUGHES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

	December 31,
(In thousands, except share amounts)	2016	2015
Assets:
Investment in real estate:
Master Planned Community assets	$1,669,561	$1,642,842
Land	320,936	322,462
Buildings and equipment	2,027,363	1,772,401
Less: accumulated depreciation	(245,814)	(232,969)
Developments	961,980	1,036,927
Net property and equipment	4,734,026	4,541,663
Investment in Real Estate and Other Affiliates	76,376	57,811
Net investment in real estate	4,810,402	4,599,474
Cash and cash equivalents	665,510	445,301
Accounts receivable, net	9,883	9,962
Municipal Utility District receivables, net	150,385	139,946
Notes receivable, net	155	1,664
Deferred expenses, net	64,531	61,804
Prepaid expenses and other assets, net	666,516	463,431
Total assets	$6,367,382	$5,721,582

Liabilities:
Mortgages, notes and loans payable	$2,690,747	$2,443,962
Deferred tax liabilities	200,945	89,221
Warrant liabilities	332,170	307,760
Uncertain tax position liability	—	1,396
Accounts payable and accrued expenses	572,010	515,354
Total liabilities	3,795,872	3,357,693

Equity:
Preferred stock: $.01 par value; 50,000,000 shares authorized, none issued	—	—
Common stock: $.01 par value; 150,000,000 shares authorized, 39,802,064 shares issued and 39,790,003 outstanding as of December 31, 2016 and 39,714,838 shares issued and outstanding as of December 31, 2015	398	398
Additional paid-in capital	2,853,269	2,847,823
Accumulated deficit	(277,912)	(480,215)
Accumulated other comprehensive loss	(6,786)	(7,889)
Treasury stock, at cost, 12,061 and 0 shares as of December 31, 2016 and December 31, 2015, respectively	(1,231)	—
Total stockholders' equity	2,567,738	2,360,117
Noncontrolling interests	3,772	3,772
Total equity	2,571,510	2,363,889
Total liabilities and equity	$6,367,382	$5,721,582

Supplemental Information

December 31, 2016

Because our three segments, Master Planned Communities, Operating Assets and Strategic Developments, are managed separately, we use different operating measures to assess operating results and allocate resources among these three segments. The one common operating measure used to assess operating results for our business segments is earnings before taxes (“EBT”). EBT, as it relates to each business segment, represents the revenues less expenses of each segment, including interest income, interest expense and equity in earnings of real estate and other affiliates. EBT excludes corporate expenses and other items that are not allocable to the segments. We present EBT because we use this measure, among others, internally to assess the core operating performance of our assets. However, EBT should not be considered as an alternative to GAAP net income.

Reconciliation of EBT to GAAP income (loss) before taxes	Three Months December 31,		Year Ended December 31,
(In thousands)	2016	2015	2016	2015
Total consolidated segment EBT	$103,997	$63,122	$458,518	$202,300
Corporate and other items:
General and administrative	(25,083)	(24,250)	(86,588)	(81,345)
Corporate interest expense, net	(13,102)	(13,286)	(52,460)	(52,995)
Warrant liability (loss) gain	(2,780)	870	(24,410)	58,320
Gain on acquisition of joint venture partner's interest	1	(29,073)	27,088	—
(Loss) gain on disposal of operating assets	(1,117)	29,073	(1,117)	29,073
Corporate other income, net	51	105	6,241	1,409
Corporate depreciation and amortization	(2,010)	(1,474)	(6,496)	(6,042)
Total Corporate and other items	(44,040)	(51,580)	(137,742)	(51,580)
Income before taxes	$59,957	$25,087	$320,776	$150,720

We also adjust GAAP net income (loss) for non-cash warrant liability gains and losses, and depreciation and amortization. The presentation of Adjusted net income is consistent with other companies in the real estate business who also typically report an earnings measure that excludes depreciation and amortization and other non-operating related items.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2016	2015	2016	2015
Adjusted net income	$72,109	$52,431	$332,340	$138,323
Depreciation and amortization	(24,618)	(27,420)	(95,864)	(98,997)
Provision for impairment	—	—	(35,734)	—
Warrant liability (loss) gain	(2,780)	870	(24,410)	58,320
Gain on acquisition of joint venture partner's interest	1	—	27,088	—
(Loss) gain on disposal of operating assets	(1,117)	—	(1,117)	29,073
Net income attributable to common stockholders	$43,595	$25,881	$202,303	$126,719

When a development property is placed in service, depreciation is calculated for the property ratably over the estimated useful lives of each of its components; however, most of our recently developed properties do not reach stabilization until 12 to 36 months after being placed in service due to the timing of tenants taking occupancy and subsequent leasing of remaining unoccupied space during that period. As a result, operating income, earnings before taxes (EBT) and net income will not reflect the ongoing earnings potential of newly placed in service operating assets during this transition period to stabilization. Accordingly, we calculate Adjusted Operating Assets EBT, which excludes depreciation and amortization and development-related demolition and marketing costs and provision for impairment, as they do not represent operating costs for stabilized real estate properties.

The following table reconciles Adjusted Operating Assets EBT to Operating Assets EBT:

Reconciliation of Adjusted Operating Assets EBT to	Three Months Ended December 31,		Year Ended December 31,
Operating Assets EBT (in thousands)	2016	2015	2016	2015
Adjusted Operating Assets segment EBT	$30,229	$24,550	$111,148	$91,595
Provision for impairment	—	—	(35,734)	—
Depreciation and amortization	(21,767)	(24,490)	(86,313)	(89,075)
Demolition costs	(629)	(264)	(1,123)	(2,675)
Development-related marketing costs	(2,072)	(2,366)	(7,110)	(9,747)
Operating Assets segment EBT	$5,761	$(2,570)	$(19,132)	$(9,902)

The following table summarizes our net debt on a segment basis as of December 31, 2016. Net debt is defined as mortgages, notes and loans payable, including our ownership share of debt of our Real Estate and Other Affiliates, reduced by short-term liquidity sources to satisfy such obligations such as our ownership share of cash and cash equivalents and SID and MUD receivables. Although net debt is not a recognized GAAP financial measure, it is readily computable from existing GAAP information and we believe, as with our other non-GAAP measures, that such information is useful to our investors and other users of our financial statements.

(In thousands) Segment Basis	Master Planned Communities		Operating Assets		Strategic Developments		Segment Totals	Non- Segment Amounts	Total December 31, 2016
Mortgages, notes and loans payable	$255,438		$1,552,697	(b)	$189,858		$1,997,993	$748,235	$2,746,228
Less: cash and cash equivalents	(108,896)	(a)	(86,009)	(c)	(15,274)	(d)	(210,179)	(518,891)	(729,070)
Special Improvement District receivables	(61,603)		—		—		(61,603)	—	(61,603)
Municipal Utility District receivables	(150,385)		—		—		(150,385)	—	(150,385)
Net Debt	$(65,446)		$1,466,688		$174,584		$1,575,826	$229,344	$1,805,170

(a)	Includes MPC cash and cash equivalents, including $53.1 million of cash related to The Summit joint venture.
(b)

Includes our $55.5 million share of debt of our Real Estate and Other Affiliates in Operating Assets segment (Woodlands Sarofim #1, The Metropolitan Downtown Columbia and Millennium Woodlands Phase II, LLC, Stewart Title of Montgomery County, TX, 33 Peck Slip, Constellation, and Las Vegas 51s).

(c)

Includes our $6.5 million share of cash and cash equivalents of our Real Estate and Other Affiliates in Operating Assets segment (Woodlands Sarofim #1, The Metropolitan Downtown Columbia and Millennium Woodlands Phase II, LLC, Stewart Title of Montgomery County, TX, 33 Peck Slip, Constellation, and Las Vegas 51s).

(d)	Includes our $3.9 million share of cash and cash equivalents of our Real Estate and Other Affiliates in Strategic Developments segment (KR Holdings, LLC, HHMK Development, LLC, and m.flats/TEN.M).

Summary of Residential MPC Land Sales Closed for the Three Months Ended December 31,

	Land Sales		Acres Sold		Number of Lots / Units		Price per acre		Price per lot
($ In thousands)	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Bridgeland
Single family - detached	$6,917	$2,510	18.8	7.2	95	36	$368	$349	$73	$70
$ Change	4,407		11.6		59		19		3
% Change	175.6%		161.1%		163.9%		5.4%		4.3%

Maryland Communities
No land sales

Summerlin
Superpad sites	14,856	28,435	30.6	60.5	128	162	485	470	116	176
Custom lots	9,695	740	5.0	0.5	8	1	1,939	1,480	1,212	740
Total	24,551	29,175	35.6	61.0	136	163	690	478	181	179
$ Change	(4,624)		(25.4)		(27)		212		2
% Change	(15.8%)		(41.6%)		(16.6%)		44.4%		1.1%

The Woodlands
Single family - detached	10,519	7,693	24.9	11.7	99	48	422	658	106	160
Single family - attached	7,010	—	5.9	—	67	—	1,188	—	105	—
Total	17,529	7,693	30.8	11.7	166	48	569	658	106	160
$ Change	9,836		19.1		118		(89)		(54)
% Change	127.9%		163.2%		245.8%		(13.5%)		(33.8%)

Total land sales closed in period (a)	$48,997	$39,378	85.2	79.9	397	247
(a)	Excludes revenues closed and deferred for recognition in a previous period that met criteria for recognition in the current period.

Summary of Commercial MPC Land Sales Closed for the Three Months Ended December 31,

	Land Sales		Acres Sold		Price per acre
($ In thousands)	2016	2015	2016	2015	2016	2015
Bridgeland
Not-for-profit	$—	$189	—	2.2	$—	86
$ Change	(189)		(2.2)		(86)
% Change	(100.0%)		(100.0%)		(100.0%)

Maryland Communities
No land sales

Summerlin
Other	—	800	—	16.7	—	48
$ Change	(800)		(16.7)		(48)
% Change	(100.0%)		(100.0%)		(100.0%)

The Woodlands
Medical	—	1,585	—	1.7	—	932
Other	—	926	—	1.5	—	617
Total	—	2,511	—	3.2	—	785
$ Change	(2,511)		(3.2)		(785)
% Change	(100.0%)		(100.0%)		(100.0%)

Total land sales closed in period (a)	$—	$3,500	—	22.1
(a)	Excludes revenues closed and deferred for recognition in a previous period that met criteria for recognition in the current period.

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue

The following table reconciles Total residential and commercial land sales closed for the quarters ended December 31, 2016 and 2015, respectively, to Total land sales revenue – GAAP basis for the MPC segment for the quarters ended December 31, 2016 and 2015, respectively. Total net recognized (deferred) revenue represents revenues on sales closed in prior periods where revenue was previously deferred and met criteria for recognition in the current periods, offset by revenues deferred on sales closed in the current period.

	For the Three Months December 31,
(In thousands)	2016	2015
Total residential land sales closed in period	$48,997	$39,378
Total commercial land sales closed in period	—	3,500
Net recognized (deferred) revenue:
Bridgeland	1,345	225
Summerlin	15,655	(11,302)
Total net recognized (deferred) revenue	17,000	(11,077)
Special Improvement District bond revenue	2,153	16,661
Total land sales revenue - GAAP basis	$68,150	$48,462

Summary of Residential MPC Land Sales Closed for the Year Ended December 31,

	Land Sales		Acres Sold		Number of Lots/Units		Price per acre		Price per lot
($ In thousands)	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Bridgeland
Single family - detached	$20,474	$10,856	55.0	28.4	296	130	$372	$382	$69	$84
$ Change	9,618		26.6		166		(10)		(15)
% Change	88.6%		93.7%		127.7%		(2.6%)		(17.9%)

Maryland Communities
No land sales

Summerlin
Superpad sites	96,843	92,219	231.7	177.7	1,071	555	418	519	90	166
Single family - detached	—	13,650	—	14.9	—	75	—	916	—	182
Custom lots	13,865	8,640	7.4	5.8	15	14	1,874	1,490	924	617
Total	110,708	114,509	239.1	198.4	1,086	644	463	577	102	178
$ Change	(3,801)		40.7		442		(114)		(76)
% Change	(3.3%)		20.5%		68.6%		(19.9%)		(42.7%)

The Woodlands
Single family - detached	24,950	27,161	51.2	42.9	204	160	487	633	122	170
Single family - attached	7,010	5,280	5.9	5.8	67	65	1,188	910	105	81
Total	31,960	32,441	57.1	48.7	271	225	560	666	118	144
$ Change	(481)		8.4		46		(106)		(26)
% Change	(1.5%)		17.2%		20.4%		(16.0%)		(18.2%)

Total land sales closed in period (a)	$163,142	$157,806	351.2	275.5	1,653	999
(a)	Excludes revenues closed and deferred for recognition in a previous period that met criteria for recognition in the current period.

Summary of Commercial MPC Land Sales Closed for the Year Ended December 31,

	Land Sales		Acres Sold		Price per acre
($ In thousands)	2016	2015	2016	2015	2016	2015
Bridgeland
Not-for-profit	$—	$20,664	—	162.4	$—	$127
$ Change	(20,664)		(162.4)		(127)
% Change	(100.0%)		(100.0%)		(100.0%)

Maryland Communities
No land sales

Summerlin
Commercial
Not-for-profit	348.0	—	10.0	—	35	—
Other	—	3,936	—	20.3	—	194
Total	348.0	3,936	10.0	20.3	35	194
$ Change	(3,588)		(10.3)		(159)
% Change	(91.2%)		(50.7%)		(82.0%)

The Woodlands
Commercial
Medical	10,405	8,422	4.3	5.0	2,420	1,684
Not-for-profit	—	733	—	5.0	—	147
Other	—	2,247	—	2.4	—	936
Total	10,405	11,402	4.3	12.4	2,420	920
$ Change	(997)		(8.1)		1,500
% Change	(8.7%)		(65.3%)		163.0%

Total land sales closed in period (a)	$10,753	$36,002	14.3	195.1
(a)	Excludes revenues closed and deferred for recognition in a previous period that met criteria for recognition in the current period.

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue

The following table reconciles Total residential and commercial land sales closed for the years ended December 31, 2016 and 2015, respectively, to Total land sales revenue – GAAP basis for the MPC segment for the years ended December 31, 2016 and 2015, respectively. Total net recognized (deferred) revenue represents revenues on sales closed in prior periods where revenue was previously deferred and met criteria for recognition in the current periods, offset by revenues deferred on sales closed in the current period.

	For the Year Ended December 31,
(In thousands)	2016	2015
Total residential land sales closed in period	$163,142	$157,806
Total commercial land sales closed in period	10,753	36,002
Net recognized (deferred) revenue:
Bridgeland	3,780	(11,136)
Summerlin	29,596	(16,043)
Total net recognized (deferred) revenue	33,376	(27,179)
Special Improvement District revenue	8,047	20,770
Total land sales revenue - GAAP basis	$215,318	$187,399

Operating Assets Net Operating Income

We believe that NOI is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in occupancy rates, rental rates, and operating costs. We define NOI as revenues (rental income, tenant recoveries and other income) less expenses (real estate taxes, repairs and maintenance, marketing and other property expenses). NOI also excludes straight-line rents and tenant incentives amortization, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs and equity in earnings from Real Estate and Other Affiliates.

We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results, gross margins and investment returns.

Although we believe that NOI provides useful information to the investors about the performance of our Operating Assets, due to the exclusions noted above, NOI should only be used as an alternative measure of the financial performance of such assets and not as an alternative to GAAP net income.

Operating Asset NOI and EBT

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2016	2015	Change	2016	2015	Change
Retail
The Woodlands
Creekside Village Green (a)	$380	$285	$95	$1,549	$824	$725
Hughes Landing Retail (a)	1,057	682	375	3,402	1,468	1,934
1701 Lake Robbins	90	103	(13)	364	399	(35)
20/25 Waterway Avenue	483	499	(16)	1,765	1,883	(118)
Waterway Garage Retail	163	150	13	643	690	(47)
Columbia
Columbia Regional	363	342	21	1,387	1,342	45
Summerlin
Downtown Summerlin (a)	4,371	3,417	954	16,632	10,117	6,515
Ward Village
Ward Village Retail (b)	5,009	6,181	(1,172)	22,048	25,566	(3,518)
Other
Cottonwood Square	175	183	(8)	705	677	28
Lakeland Village Center at Bridgeland (c)	134	—	134	190	—	190
Outlet Collection at Riverwalk	1,469	1,606	(137)	5,125	6,450	(1,325)
Total Retail NOI	13,694	13,448	246	53,810	49,416	4,394

Office
The Woodlands
One Hughes Landing (d)	1,552	1,151	401	6,014	5,262	752
Two Hughes Landing (e)	2,054	1,110	944	5,033	4,489	544
Three Hughes Landing (c)	(105)	—	(105)	(514)	—	(514)
1725 Hughes Landing Boulevard (a)	450	(208)	658	120	(208)	328
1735 Hughes Landing Boulevard (a)	1,901	(34)	1,935	2,857	(34)	2,891
2201 Lake Woodlands Drive	(14)	(26)	12	(127)	(144)	17
9303 New Trails (f)	384	438	(54)	1,641	1,898	(257)
3831 Technology Forest Drive	453	541	(88)	1,968	1,956	12
3 Waterway Square (d)	1,797	1,618	179	6,735	6,288	447
4 Waterway Square (a)	1,680	1,304	376	6,466	5,766	700
1400 Woodloch Forest	414	373	41	1,708	1,621	87
Columbia
10-70 Columbia Corporate Center (f)	2,574	2,927	(353)	11,275	12,375	(1,100)
Columbia Office Properties (g)	29	107	(78)	(104)	450	(554)
One Mall North (c)	75	—	75	75	—	75
Summerlin
ONE Summerlin (a)	836	111	725	2,365	(206)	2,571
Other					—
110 N. Wacker	1,529	1,523	6	6,105	6,100	5
Total Office NOI	15,609	10,935	4,674	51,617	45,613	6,004

Multi-family
The Woodlands
Millennium Six Pines Apartments (h)	985	—	985	1,498	—	1,498
Millennium Waterway Apartments (i)	856	1,018	(162)	3,183	4,169	(986)
One Lakes Edge (a)	1,000	835	165	3,623	982	2,641
South Street Seaport
85 South Street	132	135	(3)	523	494	29
Total Multi-family NOI	2,973	1,988	985	8,827	5,645	3,182

Hospitality
The Woodlands
Embassy Suites at Hughes Landing (a)	1,065	(25)	1,090	3,563	(25)	3,588
The Westin at The Woodlands (a) (c)	1,154	—	1,154	1,739	—	1,739
The Woodlands Resort & Conference Center (j)	1,928	2,042	(114)	7,591	10,560	(2,969)
Total Hospitality NOI	4,147	2,017	2,130	12,893	10,535	2,358
Total Retail, Office, Multi-family, and Hospitality NOI	36,423	28,388	8,035	127,147	111,209	15,938

Other
The Woodlands
The Woodlands Ground leases	371	335	36	1,417	1,190	227
The Woodlands Parking Garages	(128)	(53)	(75)	(448)	(508)	60
2000 Woodlands Parkway (c)	(46)	—	(46)	(51)	—	(51)
Other
Other Properties (c)	946	1,030	(84)	3,871	3,857	14
Total Other	1,143	1,312	(169)	4,789	4,539	250
Operating Assets NOI excluding properties sold or in redevelopment	37,566	29,700	7,866	131,936	115,748	16,188

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2016	2015	Change	2016	2015	Change
Redevelopments
South Street Seaport
South Street Seaport (c) (k)	92	(2,268)	2,360	(532)	(2,692)	2,160
Other
Landmark Mall (l)	(150)	(45)	(105)	(676)	(347)	(329)
Total Operating Asset Redevelopments NOI	(58)	(2,313)	2,255	(1,208)	(3,039)	1,831

Dispositions
The Woodlands
The Club at Carlton Woods (m)	—	—	—	—	(942)	942
Other
Park West (n)	489	427	62	1,835	1,812	23
Total Operating Asset Dispositions NOI	489	427	62	1,835	870	965
Total Operating Assets NOI - Consolidated	37,997	27,814	10,226	132,563	113,579	18,984

Straight-line lease amortization (o)	1,057	4,759	(3,702)	10,689	7,391	3,298
Demolition costs (p)	(629)	(264)	(365)	(1,123)	(2,675)	1,552
Development-related marketing costs	(2,072)	(2,366)	294	(7,110)	(9,747)	2,637
Provision for impairment	—	—	—	(35,734)	—	(35,734)
Depreciation and Amortization	(21,767)	(24,490)	2,723	(86,313)	(89,075)	2,762
Write-off of lease intangibles and other	(60)	(78)	18	(60)	(671)	611
Other income, net	1,475	524	951	4,601	524	4,077
Equity in earnings from Real Estate Affiliates	185	550	(365)	2,802	1,883	919
Interest, net	(10,425)	(9,019)	(1,406)	(39,447)	(31,111)	(8,336)
Total Operating Assets segment EBT (q)	$5,761	$(2,570)	$8,374	$(19,132)	$(9,902)	$(9,230)

Operating Assets NOI - Equity and Cost Method Investments
The Woodlands
Millennium Six Pines Apartments (h)	$—	$911	$(911)	$1,537	$1,414	$123
Stewart Title of Montgomery County, TX	566	678	(112)	1,977	2,007	(30)
Woodlands Sarofim # 1	471	302	169	1,541	1,496	45
Columbia
The Metropolitan Downtown Columbia (a)	1,378	911	467	4,137	1,194	2,943
Summerlin
Constellation	(108)	—	(108)	(108)	—	(108)
Las Vegas 51s (r)	(560)	(475)	(85)	68	305	(237)
South Street Seaport
33 Peck Slip (s)	$448	$—	$448	$1,347	$—	$1,347
Total NOI - equity investees	2,195	2,327	(132)	10,499	6,416	4,083

Adjustments to NOI (t)	(1,487)	(809)	(678)	(9,527)	(3,069)	(6,458)
Equity Method Investments EBT	708	1,518	(810)	972	3,347	(2,375)
Less: Joint Venture Partner's Share of EBT	(523)	(968)	445	(786)	(3,211)	2,425
Equity in earnings from Real Estate and Other Affiliates	185	550	(365)	186	136	50

Distributions from Summerlin Hospital Investment (u)	—	—	—	2,616	1,747	869
Segment equity in earnings from Real Estate and Other Affiliates	$185	$550	$(365)	$2,802	$1,883	$919

Company's Share of Equity Method Investments NOI
The Woodlands
Millennium Six Pines Apartments (h)	$—	$741	$(741)	$1,252	$1,151	$101
Stewart Title of Montgomery County, TX	283	339	(56)	989	1,004	(15)
Woodlands Sarofim # 1	94	61	33	308	299	9
Columbia
The Metropolitan Downtown Columbia	689	455	234	2,069	597	1,472
Summerlin
Constellation	(54)	—	(54)	(54)	—	(54)
Las Vegas 51s (r)	(280)	(238)	(42)	34	153	(119)
South Street Seaport
33 Peck Slip (s)	156	—	156	471	—	471
Company's share NOI - equity investees	$888	$1,358	$(470)	$5,069	$3,204	$1,865

	Economic	December 31, 2016
(In thousands)	Ownership	Total Debt	Total Cash
The Woodlands
Stewart Title of Montgomery County, TX	50.00%	$—	$275
Woodlands Sarofim # 1	20.00	5,641	809
Columbia
The Metropolitan Downtown Columbia	50.00	70,000	508
Summerlin
Constellation	50.00	13,475	72
Las Vegas 51s (r)	50.00	32	906
South Street Seaport
33 Peck Slip (s)	35.00	36,000	15,593

(a)	NOI increase for the year ended December 31, 2016 as compared to 2015 relates to an increase in occupancy and/or effective rent, or relates to properties recently placed in service.
(b)	The decrease in NOI is due to rent abatement for a tenant related to a lease modification, decrease in occupancy related to a bankrupt tenant and decrease in occupancy due to pending redevelopment.
(c)	Please refer to discussion in the consolidated financial statements in the Form 10-K regarding this property.
(d)	NOI increase for year ended December 31, 2016 is due to a decrease in real estate taxes and other operating expenses.
(e)	The NOI increase for the year ended December 31, 2016 is due to increased occupancy.
(f)	NOI decrease is due to a decrease in occupancy.
(g)

NOI decrease for the year ended December 31, 2016 is due primarily to decreased occupancy at American City Building related to water damage in 2015 and subsequent loss of tenants. The American City Building amounts in this table represent operations of the building under the master lease agreement through the date of acquisition and operations as a wholly owned asset through December 31, 2016.  The acquisition of the land and building are reflected in the Strategic Development segment. The property was purchased on December 19, 2016 for future redevelopment.

(h)	Purchased our partner’s 18.57% interest in Millennium Six Pines Apartments (formerly known as Millennium Woodlands Phase II, LLC) in July 2016 and consolidated the property at that time.
(i)	NOI decrease is due to a decrease in rental rates to maintain occupancy during the lease up of Millennium Six Pines Apartments and One Lakes Edge.
(j)	NOI decrease for the year ended December 31, 2016 is due to lower occupancy and a decrease in conference center services.
(k)	NOI increase for the year ended December 31, 2016 is due to increased occupancy and event revenue.
(l)

The NOI losses in 2016 and 2015 are due to a decline in occupancy as the property loses tenants in anticipation of its redevelopment into an open-air, mixed-use community with retail, residential, and entertainment components. The mall was closed in January 2017.

(m)	The Club at Carlton Woods was sold in September 2015.
(n)	Park West was sold in December 2016.
(o)	The increase is primarily due to new leases at Downtown Summerlin and 1725-1735 Hughes Landing Boulevard, which were placed in service in the fourth quarter 2015.
(p)

The decrease in demolition costs is due to completion of the interior demolition of the Fulton Market Building, which was completed in April 2014, and demolition of Pier 17 at the South Street Seaport.

(q)	For a detailed breakdown of our Operating Asset segment EBT, please refer to Note 17 - Segments in the consolidated financial statements.
(r)	Formerly known as Summerlin Baseball Club, part of the Clark County Las Vegas Stadium LLC joint venture.
(s)	Our joint venture with Grandview SHG, LLC owns 33 Peck Slip hotel, which was closed in December 2016 for redevelopment.
(t)	Adjustments to NOI include straight-line rent and market lease amortization, demolition costs, depreciation and amortization and non-real estate taxes.
(u)	Distributions from the Summerlin Hospital are typically made once per year in the first quarter.

Commercial Properties NOI

(In millions, except square feet/number of units and %)	Square Feet/Number of Units	% Occupied	% Leased	NOI for the Three Months Ended December 31, 2016	Projected Annual Stabilized NOI (a)	Debt Balance as of December 31, 2016
Commercial Properties - Stabilized

Retail
Cottonwood Square	77,080	95.7%	95.7%	$0.2	$0.7	$—
Hughes Landing Retail	126,131	97.4	97.4	1.1	3.5	35.0
1701 Lake Robbins	12,376	64.1	64.1	0.1	0.4	4.6
Outlet Collection at Riverwalk	263,892	96.9	96.9	1.5	6.5	55.8
One Lakes Edge Retail	23,280	99.3	99.3	—	—	—
Ward Village (b)	1,138,119	88.8	88.8	5.0	25.6	238.7
20/25 Waterway Avenue	50,062	97.5	97.5	0.5	1.8	13.9
Waterway Garage Retail	21,513	99.8	99.8	0.2	0.8	—
Total Retail - Stabilized	1,712,453	91.3%	91.3%	$8.6	$39.3	$348.0

Office
10-70 Columbia Corporate Center	886,803	88.6%	89.6%	$2.6	$12.4	$100.0
Columbia Office Properties (c)	100,903	90.9	90.9	0.0	0.5	—
One Hughes Landing	197,719	100.0	100.0	1.6	6.0	52.0
Two Hughes Landing	197,714	96.3	96.3	2.1	6.0	48.0
1735 Hughes Landing Boulevard	318,170	100.0	100.0	1.9	7.5	52.8
9303 New Trails	97,553	86.7	86.7	0.4	1.8	12.4
One Mall North	97,364	100.0	100.0	0.1	1.6	—
110 N. Wacker	226,000	100.0	100.0	1.5	6.1	22.7
2201 Lake Woodlands Drive	24,119	30.5	30.5	—	—	—
3831 Technology Forest Drive	95,078	100.0	100.0	0.5	2.0	22.4
3 Waterway Square	232,021	100.0	100.0	1.8	6.7	51.6
4 Waterway Square	218,551	100.0	100.0	1.7	6.5	36.2
1400 Woodloch Forest	95,667	93.5	93.5	0.4	1.7	—
Total Office - Stabilized	2,787,662	94.5%	94.8%	$14.6	$58.8	$398.1

Multi-family
The Metropolitan Downtown Columbia (d)	380	92.6%	93.7%	0.7	3.5	35.0
Millennium Waterway Apartments	393	83.0	81.2	0.9	4.5	55.6
Millennium Six Pines Apartments	314	85.7	82.8	1.0	4.6	42.5
85 South Street	21	95.5	95.5	$0.1	$0.6	$—
Total Multi-family	1,108	87.3%	86.2%	$2.7	$13.2	$133.1

Hospitality (e)
33 Peck Slip (d)	72	89.6%	89.6%	$0.2	$0.4	$—
The Woodlands Resort & Conference Center	406	48.9	48.9	1.9	16.5	70.0
Total Hospitality - Stabilized	478	55.0%	55.0%	$2.1	$16.9	$70.0

Total Commercial Properties - Stabilized				$28.0	$128.2	$949.2

Commercial Properties - Recently Developed And Not Yet Stabilized

Retail
Columbia Regional Building	88,556	77.4%	100.0%	$0.4	$2.2	$22.2
Creekside Village Green	74,669	84.5	84.5	0.4	1.9	—
Downtown Summerlin	796,443	84.5	86.9	4.4	26.3	303.0
Lakeland Village Center at Bridgeland	83,600	36.3	53.7	0.1	1.7	10.0
Total Retail - Not Stabilized	1,043,268	80.0%	85.2%	$5.3	$32.1	$335.2

Office
Three Hughes Landing	321,000	10.0%	20.0%	(0.1)	7.6	35.1
1725 Hughes Landing Boulevard	333,754	48.8	64.3	0.4	6.9	52.8
ONE Summerlin	206,279	62.5	68.3	$0.8	$5.7	$—
Total Office - Not Stabilized	861,033	37.6%	48.7%	$1.1	$20.2	$87.9

Multi-family
Constellation (d)	124	51.6%	66.1%	$(0.1)	$1.1	$6.9
One Lakes Edge	390	69.2	79.2	1.0	7.5	68.9
Total Multi-family - Not Stabilized	514	65.0%	76.0%	$0.9	$8.6	$75.8

Hospitality (e)
Embassy Suites at Hughes Landing	205	67.7%	67.7%	$1.1	$4.5	$29.5
The Westin at The Woodlands	302	46.2	46.2	1.2	10.5	58.1
Total Hospitality - Not Stabilized	507	54.9%	54.9%	$2.3	$15.0	$87.6

Other
Other Assets (e)	N/A	N/A	N/A	$1.2	$4.8	$2.1
Total Other - Stabilized	N/A	N/A %	N/A %	$1.2	$4.8	$2.1

Total Commercial Properties - Not Stabilized				$10.8	$80.7	$588.6

(In millions, except square feet/number of units and %)	Square Feet/Number of Units	% Occupied		% Leased	NOI for the Three Months Ended December 31, 2016		Projected Annual Stabilized NOI		Debt Balance as of December 31, 2016
Commercial Properties - Pending Redevelopment

Retail
Landmark Mall	440,325	31.1%		31.1%		$(0.1)	$	N/A	$—
Total Retail - Pending Redevelopment	440,325	31.1%		31.1		(0.1)	$	N/A	$—

Office
American City Building	117,098	1.8%		1.8%	$	N/A	$	N/A	$—
Total Office - Pending Redevelopment	117,098	1.8%		1.8%	$	N/A	$	N/A	$—

Total Commercial Properties - Pending Redevelopment						$(0.1)		$—	$—

Under Construction or Renovation

Retail
South Street Seaport (f)	348,504	N/A		N/A		$0.1	$	N/A	$—
Total Retail - Under Construction	348,504	N/A	%	N/A %		$0.1	$	N/A	$—

Office
100 Fellowship Drive	203,000	N/A		100.0%	$	N/A		$5.1	$—
One Merriweather	199,000	42.0		42.0		N/A		5.1	23.6
Two Merriweather	130,000	N/A		75.0		N/A		3.6	—
Total Office - Under Construction	532,000	N/A	%	72.2%	$	N/A		$13.8	$23.6

Multi-family
Creekside Apartments	292	N/A		N/A		N/A		3.5	—
m.flats/TEN.M	437	N/A		N/A		N/A		4.0	—
Total Multi-family - Under Construction	729	N/A	%	N/A %	$	N/A		$7.5	$—

Self Storage
HHC 242 Self Storage Facility	654	N/A		N/A	$	N/A		$0.8	$3.7
HHC 2978 Self Storage Facility	784	N/A		N/A		N/A		0.8	1.7
Total Self Storage - Under Construction	1,438	N/A	%	N/A %	$	N/A		$1.6	$5.4

Total Commercial Properties - Under Construction						$0.1		$22.9	$29.0

Total Commercial Properties						$38.9		$231.8	$1,566.8

(a)

Stabilized NOI is the greater of actual trailing 12 month NOI or NOI calculated by using actual in-place rent on leased space and pro-forma rent on unleased space, adjusted for a market vacancy factor.

(b)

Ward Village is under development and actual NOI includes both tenants for the newly developed assets and tenants for the historical assets. Projected Annual Stabilized NOI is based on all new assets being fully developed.

(c)	Excludes American City Building as it is reflected in the Commercial Properties – Pending Redevelopment section below.
(d)	Property is an equity method investment. NOI and debt balances represent our share of the equity method investments NOI and debt.
(e)	Hospitality occupancy is the average occupancy for the quarter based on occupied rooms relative to total available rooms.
(f)

The existing 123,173 GLA reflects square feet in service as of December 31, 2016 and is 94.9% leased and occupied. Upon completion of the redevelopment, South Street Seaport will be approximately 348,504 square feet, excluding future square feet to be constructed related to the Tin Building.